Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Variable Annuity Account C:

We consent to the use of our reports dated February 3, 1999 and February 26, 1999 included in this Post-Effective Amendment No. 16 to Registration Statement (File No. 33-75962) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.


                                                     /s/ KPMG LLP

                                                     KPMG LLP


Hartford, Connecticut
April 8, 1999